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                                                                  Exhibit 23.1FD

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in the Prospectus/Proxy Statement constituting a part of Futech Interactive Products, Inc. and Futech Toys and Games, Inc's Registration Statement on Form S-4 of our report dated March 17, 1999, relating to the financial statements of Fundex Games, Ltd., which are contained in the Prospectus/Proxy Statement.

We also consent to the reference to us under the caption "Experts" in the Prospectus/Proxy Statement.


                                                            /s/ BDO Seidman, LLP
Chicago, Illinois
October 8, 1999